UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 20, 2004
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-16538	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)          On December 15, 2004, the Board of Directors of Maxim Integrated Products, Inc. (the “Company”) appointed Mr. Michael J. Byrd to serve as a director of the Company.  Mr. Byrd was also appointed to serve on the Audit Committee of the Board of Directors. There have been no transactions or series of similar transactions of the type required to be described under Section 404(a) of Regulation S-K between the Company and Mr. Byrd which have taken place since June 29, 2003, the start of the Company’s last fiscal year.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a)          In connection with the appointment of Mr. Byrd to the Board of Directors, on December 15, 2004, the Board of Directors amended the first sentence of Article IV, Section 15 of the Bylaws of the Company to increase the authorized number of directors from five (5) to six (6).

Item 9.01           Financial Statements and Exhibits.

(c)          Exhibits

Exhibit No.	Exhibit

3.4(a)	Certificate of Amendment to the Bylaws of Maxim Integrated Products, Inc., effective December 15, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ CARL W. JASPER

Carl W. Jasper
Vice President and Chief Financial Officer

Date:  December 20, 2004